Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Vitacost.com, Inc. of our report dated March 20, 2009, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in this Prospectus.

/s/ MCGLADREY & PULLEN, LLP

Ft. Lauderdale, Florida

June 12, 2009